UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2022

VITRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-17378	84-1012042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Cherry Creek Drive South, Suite 720 Denver, Colorado	80209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 848-7627

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 12, 2022, the management and the Board of Directors of Vitro Biopharma, Inc. (the “Company”) concluded that (a) the Company’s accounting for revenue from certain contracts was in error as being inconsistent with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), (b) the Company will restate its financial statements for the three and nine month periods ended July 31, 2022 (the “Restated Periods”) to correct the error, and (c) the Company’s previously issued unaudited interim consolidated financial statements for the Restated Periods included in its Form 10-12G/A, as originally filed with the Securities and Exchange Commission (“SEC”) on November 4, 2022, should no longer be relied upon.

Except for the Restated Periods, no previously reported annual audited or interim unaudited financial statements are impacted by the non-reliance assessment or require restatement. The restatement is not expected by the Company to have an adverse effect on the Company’s operations, liquidity and overall business plan.

In summary, changes as a result of the Company’s review are expected to have a cumulative net effect for the Restated Period as follows:

1.	Decreasing Consulting Revenue and Total Revenue for each of the Restated Periods by $200,000;

2.	Decreasing General and Administrative Expenses for the Restated Periods by $177,147; and

3.	Increasing the Net Loss for the Restated Periods by $22,853.

In December 2022, in response to comments from the staff of the SEC on its Form 10-12G/A, the Company’s management reevaluated its accounting policy for revenue recognition in connection with a contract with European Wellness Biomedical Group and its subsidiary Bio Peptides, LLC (“BioPep”). In reviewing the Company’s revenue recognition policy and discussing the application of its revenue recognition policy with its consultants, the Company’s management concluded that the milestones for recognition of the $200,000 of revenue and the related general and administrative expenses under the BioPep contract had not been reached. Consequently, management decided that a restatement of the financial statements for the Restated Periods was necessary and appropriate in order to defer the revenue and associated expense.

The Company’s management has discussed the matters disclosed in this Form 8-K with MaloneBailey, LLP, its registered public accounting firm.

The Company’s management has concluded that in light of the information described above, the Company’s disclosure controls and procedures were not effective as of July 31, 2022 and that a material weakness existed in its internal control over financial reporting as of July 31, 2022 related to revenue recognition. The Company is taking immediate steps to remedy the weakness in its internal control.

The Company expects to file an additional amendment to its Form 10-12G in the near future containing the restated financial statements.

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Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement

With the exception of historical matters, the matters discussed in this report include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding the nature of the corrected accounting methods, the estimated impact of the corrections, and the timing of the Form 10-12G/A. Factors that could cause actual results to differ materially from projections or estimates include, among others, additional information that may become known to the Company, the effectiveness of the Company’s disclosure controls and procedures, efforts to remediate the weakness in its internal control over financial reporting and other factors discussed in its registration statement on Form 10 and other filings with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in this report, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRO BIOPHARMA, INC.

Date: December 16, 2022	By:	/s/ Nathan Haas
	Name:	Nathan Haas
	Title:	Chief Financial Officer

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